Exhibit 10.2.1

AMENDMENT NO. 1 TO
MEMBERSHIP INTEREST PURCHASE AGREEMENT

This AMENDMENT NO. 1 dated July 29, 2010 (this “Amendment”) to the MEMBERSHIP INTEREST PURCHASE AGREEMENT dated as of March 1, 2010 (as amended, the “Purchase Agreement”), by and among MDC ACQUISITION INC., a Delaware corporation (the "Purchaser"), WWG, LLC, a Florida limited liability company ("WWG"), TODD GRAHAM ("Graham"), KEVIN BERG ("Berg"), VINCENT PARINELLO ("Parinello"), DANIEL K. GREGORY ("Gregory"), STEPHEN GROTH ("Groth"), and SEAN M. O'TOOLE ("O'Toole"; and together with Graham, Berg, Parinello, Gregory and Groth, collectively, the "Principals", and individually a "Principal").

WITNESSETH :

WHEREAS, pursuant to the Purchase Agreement, the Purchaser purchased all of WWG’s Class A Units (the “Purchased Interests”) in the Company, representing a 60% equity interest in the Company;

WHEREAS, the parties hereto desire to amend the Purchase Agreement as hereinafter set forth and agree to certain other matters contained herein;

           NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

1.           Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

2.           Section 2.1.1 of the Purchase Agreement is hereby amended by changing the lettering of subsections (i), (j) and (k) to be (j), (k) and (l), respectively, and adding a new subsection (i) immediately following subsection (h) as follows:

“(i)           Extra Payments.  (A) The Purchaser shall pay to WWG an amount equal to $986,250 in respect of the calendar year associated with FAP, such payment to be made in 2 installments, the first equal to $657,500 on July 1, 2010 (the “First Extra Payment”) and the second equal to $328,750 on or before October 1, 2010 and (B) the Purchaser shall pay to WWG an amount equal to $1,315,000 in respect of the calendar years associated with SAP or TAP, as the case may be, such payments to be made in 4 equal installments of $328,750 on or before the first Business Day of each calendar quarter of the calendar years associated with SAP or TAP, as the case may be (each payment under (A) and (B), an "Extra Payment", and collectively, the "Extra Payments").”

Receipt of the First Extra Payment is hereby acknowledged by WWG.

3.           Section 2.1.1(l) of the Purchase Agreement is hereby amended to add the phrase “the Extra Payments,” immediately before the word “FAP” in the second sentence of such Section.

4.           Section 2.1.2 of the Purchase Agreement is hereby amended by striking the “and” in clause (xvi), renumbering clause (xvii) as (xix), and adding new clauses (xvii) and (xviii) immediately following clause (xvi) as follows:

“(xvii)       for each calendar year in respect of which an Extra Payment is required to be made under Section 2.1.1, PBT shall be reduced by an amount equal to the Extra Payment made in respect of such calendar year;

(xviii)       PBT for each of 2010 and 2011 shall, if applicable, be increased by an amount equal to the Applicable Reduction Amount (as defined in the Operating Agreement) in respect of such calendar year; provided, however, any such increase shall in no event be greater that the amount of reduction to PBT for such calendar year described in clause (xvii) above; and”

5.           As used in the Purchase Agreement, the term “Agreement” shall mean the Purchase Agreement, as from time to time amended (including, without limitation, this Amendment).  Except as set forth above, the Purchase Agreement, as amended herein, shall remain in full force and force without further modification.

6.           This Amendment may be executed in one or more counterparts, and each such counterpart shall be deemed an original instrument, but all such counterparts taken together shall constitute but one agreement.  Facsimile signatures shall constitute an original.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Purchase Agreement, on the day and year first above written.

MDC ACQUISITION INC.

By:
Name:
Title:

WWG, LLC

By:
Name:
Title:

Todd Graham

Kevin Berg

Vincent Parinello

Daniel K. Gregory

Stephen Groth

Sean M. O’Toole